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                                                                       EXHIBIT 5


April 2, 1997




Prime Hospitality Corp.
700 Route 46 East
Fairfield, New Jersey  07007-2700

Re:  Registration Statement on Form S-4


Ladies and Gentlemen:

We have acted as counsel to Prime Hospitality Corp., a Delaware corporation (the "Company") in connection with the registration statement on Form S-4, filed with the Securities and Exchange Commission on April __, 1997 (the "Registration Statement") relating to the offer to exchange up to $200,000,000 aggregate principal amount of 9-3/4% Series B Senior Subordinated Notes due April 1, 2007 (the "Exchange Notes") for up to $200,000,000 aggregate principal amount of the Company's outstanding 9-3/4% Series A Senior Subordinated Notes due April 1, 2007 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"). The Original Notes were issued under, and the Exchange Notes are to be issued under, an Indenture, dated as of March 26, 1997 (the "Indenture"), between the Company and First Bank National Association, as trustee (the "Trustee"). Capitalized terms used herein that are not otherwise defined have the meanings ascribed thereto as set forth in the Registration Statement.

We have examined copies of the Registration Statement, the Offering Memorandum relating to the Original Notes, dated March 21, 1997, and such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

Based upon the foregoing, we are of the opinion that:
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Prime Hospitality Corp.
April 2, 1997
Page 2

1. The Company is duly formed and validly existing under the laws of the State of Delaware.

2. The execution and delivery of the Indenture have been duly authorized by the Company, and the Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3. The Exchange Notes have been duly authorized and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture and the Exchange Offer, will constitute legal, valid and binding obligations of the Company, will be entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States typically applicable to transactions of the type contemplated by the Exchange Offer.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

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Prime Hospitality Corp.
April 2, 1997
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We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the Exchange Notes for the Company and to the reference to our name under the caption "Legal Matters" in such Prospectus. We further consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/  Willkie Farr & Gallagher
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